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                                                                    EXHIBIT 10.1

                                   LASON, INC.
                      EXECUTIVE MANAGEMENT INCENTIVE PLAN(2)

         The Lason, Inc. Executive Management Incentive Plan (the "Plan") has been adopted and became effective on the Effective Date pursuant to that certain First Amended Joint Plan of Reorganization of Lason, Inc., and its Subsidiary Debtors.

Section 1.  Purpose

         1.1 The purpose of the Plan is to enable Lason, Inc. and its subsidiaries and/or any of the subsidiaries of such subsidiaries (the "Company") to reward certain of its employees who have contributed to the Company's success by their ability, ingenuity and industry, by providing them an equity interest in the Company and/or certain cash incentives.

Section 2.  Administration

         2.1 The Plan shall be administered by the Board of Directors ("Board") of the Company or by a committee of the Board appointed by the Board (the "Committee").

         2.2 The Board or Committee, as applicable, of the Company shall have the full authority and discretion to conduct the general administration of the Plan. In particular, and without limiting the foregoing, the Board or Committee, as applicable, shall have authority and discretion to: select, grant and amend equity awards to eligible persons under the Plan; determine the terms and conditions of any agreement pursuant to which awards are granted ("Award Agreement"); adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; interpret the terms and provisions of the Plan, any award granted under the Plan and any agreement pursuant to which awards are granted; and make all factual and other determinations necessary or advisable for the administration of the Plan.

Section 3.  Stock Subject to Plan

         3.1 The total number of shares of New Common Stock which may be issued under the Plan shall be 3,750,000 (the "Shares"). Such Shares may consist of authorized but unissued shares or shares that have been issued pursuant to the Plan and acquired by the Company. Management of the Company may recommend eligible persons and the amount of shares awarded to such eligible persons, but the Board or Committee, as applicable, must approve such recommendations.

         3.2 The Shares shall be awarded for past services rendered which shall constitute full and adequate consideration therefor, however, and as provided in
Section 3.4 below, the Shares may be subject to restrictions, including a vesting period.

         3.3 Until delivery of Shares to a Plan Participant (as defined below), such Plan Participant shall have, unless otherwise provided by the Board or Committee, as applicable, no rights as a stockholder with respect to such Shares. On delivery of Shares to a Plan Participant, the Plan Participant shall have all the rights of a stockholder with respect to such Shares; however, and notwithstanding the foregoing, with respect to any Shares which are delivered to the Plan Participant, such Plan Participant shall be prohibited from transferring and/or voting such Shares for the period of one (1) year from the Effective Date.

         3.4 All Shares issued under this Plan (including any shares received by Plan Participants with respect to such Shares as a result of stock dividends, stock splits or any other form of recapitalization) shall, pursuant to the terms of each individual Award Agreement, be subject to such restrictions, if any, as the Board or Committee, as applicable, shall provide, which restrictions may include a vesting period. The Board or Committee, as applicable, however, may, by action taken after

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(2) All terms not otherwise defined herein shall have the meaning(s) ascribed to such terms in the First Amended Joint Plan of Reorganization of Lason, Inc. and Its Subsidiary Debtors dated March 17, 2002, as modified.


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the Shares are issued, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed under the Award Agreement.

         3.5 The Board or Committee, as applicable, shall provide in the terms of each individual Award Agreement that the Company shall have the right to cancel the award and the Award Agreement with respect to unpaid cash (see
Section 4 below) or undelivered Shares upon Termination for Cause (as defined below) or a voluntary quit by the Plan Participant, and to also, upon a Termination for Cause, receive back from the Plan Participant the cash and Shares which have been delivered to the Plan Participant and/or the proceeds, gains or other economic benefits actually or constructively received by the Plan Participant from the cash and Shares.

         3.6 The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased prior to receipt by the Company of any applicable withholding tax.

Section 4.  Cash Distributions Under Plan

         4.1 Cash shall be distributed to various Plan Participants from asset sales during the bankruptcy cases calculated on a percentage basis as agreed prior to the Petition Date between the Company and the Prepetition Lenders in accordance with the following schedule: (i) 1.5% of the first $50 million in aggregate net asset sale proceeds, (ii) 3.0% of the next $25 million in aggregate net asset sale proceeds; and (iii) 6.0% of all net sale proceeds in excess of $75 million, or as to be reduced by prior agreement of the parties in the event the Company fails to meet prescribed deadlines and minimum net asset sale proceed requirements. Notwithstanding any other provision to the contrary, the Board and Committee each authorize and empower management of the Company, acting on behalf of the Board or Committee, to have full authority and discretion to select the eligible persons and the amount of cash rewarded to each such eligible person, without the need for further Board or Committee, as applicable, action or approval.

Section 5.  Eligibility

         5.1 Any Employee of the Company (as defined below) ("Plan Participant") shall be eligible to receive the Shares (pursuant to Section 3) or cash (pursuant to Section 4).

Section 6.  Definitions and Terms

Unless otherwise provided by the Board or Committee, as applicable:

         6.1 Disability. "Disability" shall mean Plan Participant's permanent and total disability (within the meaning of Section 22(e)(3) of the Code).

         6.2 Employee. "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company and including employee directors of the Company.

         6.3 Fair Market Value. "Fair Market Value" of a share of New Common Stock as of a given date shall be (i) the closing price of a share of New Common Stock on the Nasdaq National Market or on the principal exchange on which shares of New Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (ii) if New Common Stock is not traded on an exchange but is quoted on the Nasdaq OTC Market (or a successor quotation system), or the OTC Bulletin Board or a successor system or the Pink Sheets, the mean between the closing representative bid and asked prices for the New Common Stock on the trading day previous to such date as reported by such system; or (iii) if New Common Stock is not publicly traded on any of the foregoing, the Fair Market Value of a share of New Common Stock as established by the Board or the Committee, as applicable, acting in good faith.

         6.4 Group. "Group" shall mean two or more Persons acting together as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.


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         6.5 Person. "Person" shall mean an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         6.6 Termination for Cause. "Termination for "Cause" shall mean (i) the failure by the Plan Participant to substantially perform his duties (other than any such failure resulting from his death or disability); (ii) conduct which is detrimental to the Company's reputation, goodwill or business operations; (iii) the negligent performance by the Plan Participant of his duties to the Company;
(iv) willful fraud or dishonesty in connection with the Plan Participant's performance of duties hereunder; (v) the conviction of the Plan Participant by a court of competent jurisdiction of a felony or a crime involving moral turpitude; (vi) violation of any non-solicitation, non-competition or confidentiality agreement with the Company; or (vii) any other circumstance determined by the Board or the Committee, as applicable, to constitute cause; provided, however, that in the event the Plan Participant shall be a party to any employment agreement with the Company that provides for a definition of "Cause" that is different from the foregoing, then the definition in such employment agreement shall govern with respect to the Plan Participant for the purposes of his/her benefits granted under the Plan. The Board or the Committee, as applicable, shall have the power to determine whether the Employee has been terminated for Cause and the date upon which such termination for Cause occurs. Any such determination shall be final, conclusive and binding upon the Plan Participant.

         6.7 Without-Cause Termination. "Without-cause Termination" means the termination by the Company of Plan Participant's employment for any reason other than "Cause."

Section 7.  Tax Withholding

         7.1 Plan Participants shall be indemnified by the Company for any personal liability related to sales, payroll and single business taxes or similar types of potential exposure.

Section 8.  General Provisions

         8.1 The Board or Committee, as applicable, shall act by a majority of its members in attendance at a meeting where a quorum is present or by a written instrument signed by all members of the Board or Committee, as applicable.

         8.2 Nothing in this Plan or in any Award Agreement hereunder shall confer on any Plan Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge any Plan Participant at any time for any reason whatsoever, with or without good cause.

         8.3 Awards under this Plan may not be sold, pledged, assigned or transferred in any manner unless and until the Shares (referenced in Section 3) have been issued and delivered and a period of one year has elapsed from the Effective Date, and any cash then due (referenced in Section 4) has been paid. No award or interest therein shall be liable for the debts, contracts or engagements of the Plan Participant or his or her successors in interest. During the lifetime of the Plan Participant, only he or she may exercise an award (or any portion thereof) granted to him or her under the Plan, except as otherwise provided upon the Disability of the Plan Participant in the Award Agreement. Upon the death of the Plan Participant, his or her legal representative may exercise an award as provided in the Award Agreement.

         8.4 No member of the Board or Committee, as applicable, nor any officer or Employee of the Company or its subsidiaries acting on behalf of the Board or Committee, as applicable, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder. The Company shall indemnify all members of the Board and all such officers and Employees acting on their behalf, to the extent permitted by law, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan.


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         8.5 Awards under the Plan shall be issued pursuant to a written Award
Agreement which shall be executed by the Plan Participant and an authorized officer of the Company, and shall contain such terms and conditions as the Board or Committee, as applicable, shall determine.

         8.6 The Board or Committee, as applicable, shall in its sole discretion, determine whether to make appropriate and proportionate adjustments to the terms of any shares to reflect any of the following events: a dividend or other distribution, recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of New Common Stock or other securities of the Company, issuance of warrants or other rights to purchase New Common Stock or other securities of the Company, or other similar corporate transaction or event.

         8.7 The Company shall be entitled to take payment in cash or deduction from other compensation payable to each Plan Participant of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or payment of any award. The Board or Committee, as applicable, may in its discretion and its satisfaction of the foregoing requirement allow such Plan Participant to elect to have the Company withhold Shares otherwise issuable under an award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld.

         8.8 The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the rights of the Company (i) to establish any other forms of incentives or compensation for Employees, directors, or consultants of the Company or (ii) to grant options or other shares of New Common Stock or awards otherwise under this Plan in connection with any proper corporate purpose.

         8.9 This Plan, the granting and vesting of awards under this Plan and the issuance and delivery of Shares and the payment of money under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person receiving such securities shall, if requested by the Company, provide such assurances and representations to the Company, as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and awards granted under the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

         8.10 In any privately negotiated transaction for the sale of the Shares issued to the Plan Participants, as a group, within two years following entry of the Confirmation Order, the Company shall provide notice to the Disbursing Agent (with directions that the notice be forwarded to the appropriate creditors) and the Company shall use its best efforts to obtain similar terms of sale for the New Common Stock issued directly to the General Unsecured Creditors (excluding New Common Stock issued to the Prepetition Lenders on account of their unsecured deficiency claims). This restriction, however, shall not apply to sales of Shares by individual Plan Participants on the open market after the expiration of the one year from the Effective Date restricted trading period.

Section 9.  Amendments and Termination

         9.1 No awards shall be granted under the Plan after the tenth anniversary of the Effective Date, however the Plan shall continue in effect after such date with respect to awards granted prior to such date. The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holders' written consent. Amendments may be made without stockholder approval except as required to satisfy applicable laws or regulations, or the requirements of any stock exchange or market on which the New Common Stock is listed or traded.

         9.2 The Board or Committee, as applicable, may amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent.


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Section 10.  Effective Date of Plan

         10.1 The Plan shall be effective on the Effective Date.


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